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                                                              EXECUTION COPY





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                              MERRILL CORPORATION
                                 ("Guarantor")


                                  IN FAVOR OF


             MINNESOTA AGRICULTURAL AND ECONOMIC DEVELOPMENT BOARD,
                      as successor to the Minnesota Energy
                       and Economic Development Authority
                                 ("Authority")




                      -------------------------------------

                                   GUARANTY

                      -------------------------------------



                         Dated as of December 31, 1993





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                                   GUARANTY


      THIS GUARANTY is made and entered into as of December 31, 1993 (the "Guaranty") by and between Merrill Corporation, a Minnesota corporation, together with such persons as may become Guarantors pursuant to Section 2.10 of this Guaranty (each a "Guarantor" and collectively the "Guarantors"), in favor of the Minnesota Agricultural and Economic Development Board, as successor to the Minnesota Energy and Economic Development Authority (the "Authority"), a public body authorized to act on behalf of the State of Minnesota within the scope of Minnesota Statutes 1986, Chapter 116M, as amended, and Minnesota Statutes, Chapter 42A (the "Act").

                                 WITNESSETH:

      WHEREAS, the Authority entered into a Loan Agreement dated as of November 1, 1985 with May Printing Company, a Minnesota corporation (the "Borrower") (the "Original 1985 Loan Agreement") as amended by the First Amendment to 1985 Loan Agreement dated as of July 1, 1990 (the "First Amendment to 1985 Loan Agreement") between the Borrower and the Authority (the Original 1985 Loan Agreement as amended by the First Amended to 1985 Loan Agreement are ferred to herein as the "1985 Loan Agreement") under which was issued an accompanying promissory note, in the principal amount of $1,000,000 (the "1985 Note") in order to finance the Project (as defined in the 1985 Loan Agreement); and

      WHEREAS, the Authority entered into a Loan Agreement dated as of July 1, 1990 (the "1990 Loan Agreement"), under which was issued an accompanying promissory note, in the original principal amount of $4,205,000 (the "1990 Note") with the Borrower in order to finance the cost of the Project (as defined in the 1990 Loan Agreement); and

      WHEREAS, the Borrower has entered into an agreement under which the Borrower will sell and transfer to Merrill Acquisition Corp. (the "Successor Borrower") substantially all of its assets, and Successor Borrower will assume selected liabilities of the Borrower, including without limitation the obligations of the Borrower under the 1985 Loan Agreement and 1990 Loan Agreement; and

      WHEREAS, pursuant to the terms and conditions of the Loan Agreements, the Borrower is seeking the consent of the Authority on behalf of the bondholders, to the assumption by Successor Borrower, as the Successor Borrower to the 1985 Loan Agreement and the 1990 Loan Agreement, of the obligations of the Borrower under the 1985 Loan Agreement and the 1990 Loan Agreement; and



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

      WHEREAS, in connection with such request, Successor Borrower has further requested that the 1985 Loan Agreement and the 1990 Loan Agreement be amended to incorporate and adopt the terms and conditions set forth in that certain Second Amendment to Loan Agreement of even date, which amends the 1985 Loan Agreement, and that certain First Amendment to Loan Agreement of even date, which amends the 1990 Loan Agreement; and

      WHEREAS, each amendment provides that the Successor Borrower's parent company, Merrill Corporation (the "Guarantor"), will enter into this Guaranty as a condition to the Authority's approval of the sale to, transfer to, and assumption of the assets of the Borrower by, the Successor Borrower; and

      WHEREAS, the Guarantor is desirous that the Authority grant its consent to said transactions and is willing to enter into this Guaranty in order to achieve the approval and consent of the Authority;

      NOW, THEREFORE, in consideration of the premises, subject to the terms hereof, the Guarantor does hereby unconditionally and irrevocably covenant and agree with the Authority as follows:

                                   ARTICLE 1
                REPRESENTATION AND WARRANTIES OF THE GUARANTOR

      The Guarantor hereby represents and warrants that:

      Section 1.1.  AUTHORITY.

      (a) The Guarantor has all requisite power and capacity to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted.

     (b) The Guarantor and each of its subsidiaries is validly organized and existing in good standing under the laws of the state of its organization and is the parent company owning and controlling 100% of the issued and outstanding stock and other rights of ownership of the Successor Borrower.

     Section 1.2. AUTHORIZATION OF GUARANTY. The Guarantor has full power, authority and legal right to incur the obligations provided for in this Guaranty, to execute and deliver this Guaranty, and to perform and observe the terms and provisions of this Guaranty; and has duly executed and delivered this Guaranty; and this Guaranty constitutes the legal, valid, binding, absolute and unconditional obligation of the Guarantor, enforceable in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.


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      Section 1.3.  DUE AUTHORIZATION.  The execution, delivery, and performance of this Guaranty has been duly authorized by all necessary corporate action, does not require any approval or consent of, or any registration, qualification, or filing with, any governmental agency (including, without limitation, any stockholder) other than such consents, registrations, and qualifications as have been obtained.

     Section 1.4. NO VIOLATION OF RESTRICTIONS. The execution and delivery of this Guaranty, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the provisions of this Guaranty will not conflict with or result in a breach of any term, condition or provision of any agreement or instrument to which the Guarantor is a party or by which it is bound, or any court order or decree binding upon the Guarantor, nor will they constitute a default under any of the foregoing, or result in the creation or imposition of any lien of any nature whatsoever upon any of the Properties of the Guarantor prohibited under the terms of any such instrument or agreement.

     Section 1.5. PENDING LITIGATION. There are no proceedings pending, or (to the knowledge of Guarantor) threatened against or affecting Guarantor in any court or before any governmental authority or arbitration board or tribunal which involve a reasonable prospect of materially and adversely affecting the Properties, business, prospects, profits or condition (financial or otherwise) of the Guarantor or the ability of the Guarantor to execute, deliver, or perform this Guaranty. The Guarantor is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

     Section 1.6. NO DEFAULTS. No event has occurred and no condition exists which, upon the execution of this Guaranty, would constitute a Default or an Event of Default. The Guarantor is not in violation, in any material respect, of any term of any material agreement or other material instrument to which it is a party or by which it may be bound.

     Section 1.7. TAXES. All tax returns required to be filed by the Guarantor in all jurisdictions have in fact been filed. All taxes, assessments, fees and other governmental charges upon the Guarantor, or upon any of its Properties, income or franchises which are due and payable, have been paid, except for certain taxes, assessments, fees and other governmental charges which the Guarantor may be contesting in good faith, the nonpayment of which will not materially adversely affect the Properties, business, prospects, profits or condition (financial or otherwise) of the Guarantor, or the ability of the Guarantor to execute, deliver or perform this Guaranty.

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     Section 1.8.  COMPLIANCE WITH LAW.  The Guarantor:

     (a) is not in material violation of any material law, ordinance, or governmental rule and regulation to which it is subject; and

     (b) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially adversely affect the business, prospects, profits, Properties or condition (financial or otherwise) of the Guarantor.


                                   ARTICLE 2
                           COVENANTS AND AGREEMENTS

      Section 2.1.  GUARANTEE OF PAYMENT.

      (a) The Guarantor hereby irrevocably and unconditionally guarantees to the Authority: (i) the full and prompt payment of the Loans and all other amounts payable by the Successor Borrower, as successor to the Borrower under the 1985 Loan Agreement as amended by the Second Amendment to Loan Agreement dated as of December 31, 1993 and the 1990 Loan Agreement as amended by the First Amendment to Loan Agreement dated as of December 31, 1993 among the Borrower, the Successor Borrower and the Authority (collectively, the "Loan Agreements") and the Notes issued thereunder (the "Loan Obligations") when and as the same shall become due, whether at the stated time therein or by acceleration or otherwise; (ii) the due and timely performance of obligations and observance of all covenants of the Successor Borrower under the Loan Obligations; (iii) the discharge of the Successor Borrower's obligations under the Loan Agreements to satisfy any right of reimbursement which has accrued to the benefit of the general guaranty fund thereunder; and (iv) the discharge of the Successor Borrower's obligations under the Loan Agreements to satisfy the right of reimbursement which has accrued to the benefit of the Authority thereunder.

      (b) All payments by the Guarantor shall be made in lawful money of the United States of America.

      (c) Each and every default in payment shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder by the Authority as each cause of action arises.

      (d) The Guarantor shall pay to the Authority or to the Trustee, as the case may be, all reasonable costs and expenses (including legal fees) incurred in the protection of any rights or in the pursuance of any remedies in respect of this Guaranty.

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      Section 2.2.  OBLIGATIONS UNCONDITIONAL.  The obligations of the
Guarantor under this Guaranty shall be absolute and unconditional, shall be binding on its successors and assigns, and shall remain in full force and effect until all amounts due and payable under or pursuant to the Loan Agreements shall have been paid; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment guaranteed hereunder is rescinded or must be otherwise returned upon the insolvency, bankruptcy or reorganization of the Successor Borrower. The obligations of the Guarantor under this Guaranty shall not be affected, modified or impaired by any state of facts or the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or consent of the Guarantor:

      (a) the invalidity, irregularity, illegality or unenforceability of, or any defect in: (i) the Loan Agreements or any document issued in connection therewith or related thereto (the "Financing Documents"); or (ii) any collateral security therefor;

      (b) any claim of immunity on behalf of the Successor Borrower or any other obligor or with respect to any Property of the Successor Borrower, or of any other obligor;

      (c) any present or future law or order of any government (DE JURE or DE FACTO) or of any agency thereof purporting to reduce, amend or otherwise affect the Bonds or any other obligation of the Successor Borrower, or any other obligor or to vary any terms of payment;

      (d) the happening of any event described in Section 8.3 of the Loan Agreements;

      (e) the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of (i) the Successor Borrower under the Financing Documents or (ii) the Guarantor under this Guaranty (except by payment in full of all obligations hereunder);

      (f) the failure to give notice to the Guarantor of the occurrence of an Event of Default under the Financing Documents or this Guaranty;

      (g) the transfer, assignment or mortgaging, or the purported or attempted transfer, assignment or mortgaging of all or any part of the interest of the Successor Borrower with respect to the property financed in connection with the Loan Agreements' proceeds or with respect to any other Property pledged to secure obligations of the Successor Borrower under the Financing Documents, or any failure of or defect in the title with respect to the Successor Borrower's interest with respect to

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the Project, in the Project or with respect to any other Property pledged to secure obligations of the Successor Borrower under the Financing Documents, or the termination of any of the Financing Documents with respect to the Project or with respect to any other Property pledged to secure obligations of the Successor Borrower under the Financing Documents;

      (h) the release, sale, exchange, surrender or other change in any security for payment of the Loan Obligations;

      (i) the extension of the time for payment of any or any part thereof or under this Guaranty or of the time for performance of any other obligations, covenants or agreements under or arising out of the Financing Documents or this Guaranty or the extension or the renewal of any thereof;

      (j) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Financing Documents or this Guaranty;

      (k) the taking of, or the omission to take, any of the actions referred to in any of the Financing Documents or this Guaranty;

      (l) any failure, omission or delay on the part of the Successor Borrower, or any other Person to enforce, assert or exercise any right, power or remedy conferred on the Successor Borrower, or such other Person in the Financing Documents or this Guaranty;

      (m) the voluntary or involuntary liquidation, dissolution, sale, or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantor, the Successor Borrower, or any of the assets of any of them, or any allegation or contest of the validity of the Financing Documents or this Guaranty, or the disaffirmance or attempted disaffirmance of the Financing Documents or this Guaranty, in any such proceedings;

      (n) to the extent permitted by law, any event or action that would, in the absence of this paragraph, result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty;

      (o) the default or failure of the Guarantor to fully perform any of its obligations set forth in any guaranty agreement; or

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      (p)   to the extent permitted by law, any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor.

      Section 2.3. WAIVERS BY GUARANTOR. (a) To the extent permitted by law, the Guarantor hereby waives, with respect to the Loan Agreements, the indebtedness evidenced thereby and in this Guaranty: diligence; presentment; demand of payment; filing of claims with a court in the event of bankruptcy of the Successor Borrower or any of its partners or any other Person liable in respect of the Loan Agreements; any right to require a proceeding first against the Successor Borrower or any other such Person; protest; notice of dishonor or nonpayment of any such liabilities and any other notice and all demands whatsoever. To the extent permitted by law, the Guarantor hereby waives notice from the Authority of acceptance, notice and proof of reliance on the benefits of this Guaranty.

      (b) The obligations of the Guarantor hereunder shall not be discharged except by full payment of all amounts payable by the Successor Borrower under the Loan Agreements.

      Section 2.4. OTHER SECURITY. The Authority may pursue its rights and remedies under this Guaranty notwithstanding (i) any other guaranty of or security for the Agreements, or the obligations or liabilities of the Successor Borrower or other Persons under such document, and (ii) any action taken or omitted to be taken by the Bank or any other Person to enforce any of the rights or remedies under such other guaranty or with respect to any other security.

      Section 2.5. NO SET-OFF BY GUARANTOR. No set-off, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature (other than performance by the Guarantor of its obligations hereunder) which the Guarantor has or may have with respect to a claim under this Guaranty, shall be available hereunder to the Guarantor against the Authority.

      Section 2.6. NOTICE AND SERVICE OF PROCESS. (a) All process, pleadings, notices or other papers which may be served upon the Guarantor as a result of any of its obligations under this Guaranty may be served certified mail to Guarantor at such address as is specified in or pursuant to Section
5.4 of this Guaranty.

The Guarantor agrees and consents that any such service of process upon such agent and written notice of such service to the Guarantor by registered mail pursuant to Section 5.4 hereof shall be taken and held to be valid personal service upon the Guarantor and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in

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the State of Minnesota, and waives all claim of error by reason of any such service.

      Section 2.7. NOTICE OF THE OCCURRENCE OF EVENTS OF DEFAULT. Upon the occurrence of an Event of Default under this Guaranty, the Guarantor shall give the Authority immediate written notice of such occurrence of an Event of Default (by certified or registered mail) and shall specify in such notice the particular Events of Default which have occurred.

      Section 2.8. RELEASE AND SUBSTITUTION OF GUARANTOR. In the event that the Guarantor should desire to sell its interest in or substantially all the assets of the Successor Borrower to a Person who shall be or have the power to designate an officer or director of such purchaser, such Guarantor may request the Authority to release such Guarantor from its obligations under this Guaranty. The Authority shall, in its sole discretion, release such Guarantor from its obligations under this Guaranty; provided, however, that a substitute guarantor acceptable to the Authority shall agree in writing to be subject to the obligations of this or a replacement Guaranty as a Guarantor hereunder, whereupon such substitute guarantor shall be so obligated as a Guarantor hereunder.

      Section 2.9. NET WORTH. The Guarantor agrees at all times to maintain a Net Worth (as defined in the 1990 Loan Agreement) equal to or greater than $25,000,000, as determined in accordance with generally accepted accounting principles, consistently applied.

      Section 2.10. EFFECTIVENESS. This Guaranty and the obligations of the Guarantor hereunder shall become effective upon the closing of the Asset Purchase Agreement.

      Section 2.11. BOOKS OF RECORD AND ACCOUNT; FINANCIAL STATEMENTS. (a) the Guarantor agrees to maintain proper accounts, records and books in which full and correct entries shall be made, in accordance with generally accepted accounting principles, of business and affairs of the Guarantor. The Authority and the Trustee or their designated agents or representatives shall have the right to inspect such accounts, records and books during reasonable business hours.

      (b) Within 120 days after the close of each fiscal year of the Guarantor during the Loan Term, the Guarantor shall furnish to the Authority and the Trustee a consolidated balance sheet, a consolidated statement of income and retained earnings and a consolidated statement of changes in financial position of the Guarantor for the immediately preceding fiscal year, all in reasonable detail (including footnotes to such financial statements), such financial statements to be audited and accompanied by the opinion of an Accountant.

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                                   ARTICLE 3
                               EVENTS OF DEFAULT

      Section 3.1. NATURE OF EVENTS. An "Event of Default" shall exist if any of the following occurs and is continuing:

      (a) PARTICULAR COVENANT DEFAULTS - the Guarantor fails to perform or observe any covenant, agreement or guarantee contained in Article II hereof;

      (b) OTHER DEFAULTS - the Guarantor fails to comply with any other provision of this Guaranty, and such failure continues for more than 30 days after written notice of such failure has been given to the Guarantor;

      (c) WARRANTIES OR REPRESENTATIONS - any warranty, representation or other statement by or on behalf of the Guarantor contained in this Guaranty is false or misleading in any material respect;

      (d) INVOLUNTARY BANKRUPTCY PROCEEDINGS - a receiver, liquidator or trustee of the Guarantor or of any of its Properties is appointed by court order and such order remains in effect for more than 60 days; or the Guarantor is adjudicated bankrupt or insolvent or any of its Properties is sequestered by court order and such order remains in effect for more than 60 days; or an action is commenced against either of the Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 60 days after such filing;

      (e) VOLUNTARY BANKRUPTCY PROCEEDINGS - the Guarantor commences an action seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under such law;

      (f) ASSIGNMENTS FOR BENEFIT OF CREDITORS, ETC. - the Guarantor makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of such Guarantor or of all or any part of its Properties; or

      (g) DEFAULT UNDER LOAN AGREEMENTS - an "Event of Default" occurs under either of the Loan Agreements.

      Section 3.2. DEFAULT REMEDIES. If an Event of Default exists, the Authority may proceed to enforce the provisions hereof and to exercise any other rights, powers and remedies

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available to the Authority.  The Authority shall have the right to proceed first and directly against the Guarantor under this Guaranty without proceeding against or exhausting any other remedies which it may have and without resorting to any other guarantor or any security held by or available to the Authority.

      Section 3.3. REMEDIES; WAIVER AND NOTICE. (a) No remedy herein conferred upon or reserved hereunder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity or by statute.

      (b) No delay or omission to exercise any right or power accruing upon the occurrence of any Event of Default hereunder (including, without limitation, enforcement of the Guaranty or any other Financing Documents) shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.

      (c) In order to entitle the Authority to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Guaranty.

      (d) In the event any provision contained in this Guaranty should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

      (e) No waiver, amendment, release or modification of this Guaranty or the Financing Documents shall be established by conduct, custom or course of dealing.


                                   ARTICLE 4
                        INTERPRETATION OF THIS GUARANTY

      Section 4.1. TERMS DEFINED. As used in this Guaranty, the following terms have the following respective meanings:

      DEFAULT or EVENT OF DEFAULT - any occurrence described in Section
3.1 hereof.

      LIEN - any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to the security interest arising from a mortgage, deed of trust, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term

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"Lien" includes reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics', materialmen's, warehousemen's, carriers' and other similar encumbrances, affecting real property.

      PERSON - an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

      PROPERTY - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      STATE - the State of Minnesota.

      Any capitalized words appearing in this Guaranty which are not defined herein shall have the same meanings as given thereto in the Loan Agreements.

      Section 4.2. ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Guaranty, this shall be done in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Guaranty.

      Section 4.3. DIRECTLY OR INDIRECTLY. Where any provision in this Guaranty refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      Section 4.4. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State.

                                   ARTICLE 5
                                 MISCELLANEOUS

      Section 5.1. LOAN OBLIGATIONS ARISE ON SALE OF BONDS. The obligations of the Guarantor hereunder shall arise absolutely and unconditionally when the Credit shall have been issued and delivered by the Authority.

      Section 5.2. SURVIVAL. All warranties, representations, and covenants made by the Guarantor herein shall be deemed to have been relied upon by the Authority and shall survive the delivery to the Authority of this Guaranty and the Bonds

                                       - 11 -
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regardless of any investigation made by the Authority; and shall survive the payment in full of all amounts due under the Loan Agreements.

      Section 5.3. SUCCESSORS AND ASSIGNS. This Guaranty shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The provisions of this Guaranty are intended to be for the benefit of all holders from time to time of the Bonds.

      Section 5.4. NOTICES. All communications under this Guaranty shall be in writing and shall be deemed given when delivered and, if delivered by mail, shall be mailed by registered or certified first class mail, postage prepaid, and addressed as follows:

      TO THE GUARANTOR:              MERRILL CORPORATION
                                     One Merrill Circle
                                     St. Paul, Minnesota  55108

      TO THE AUTHORITY:              MINNESOTA AGRICULTURAL AND ECONOMIC
                                     DEVELOPMENT BOARD
                                     500 MetroSquare
                                     121 7th Place East
                                     St. Paul, Minnesota  55101-2146
                                     Attention:  Financial Management Division
                                          (Department of Trade and Economic
                                          Development)

      Section 5.5. ENTIRE UNDERSTANDING; COUNTERPARTS. This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 5.6. AMENDMENTS. No amendment, change, modification, alteration or termination of this Guaranty shall be made except in writing upon the written consent of the Guarantor and the Authority.

      Section 5.7. PARTIAL INVALIDITY. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty or any part thereof.

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

      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as set forth below and delivered, all as of the date first above written.

                                    MERRILL CORPORATION


                                    By: /s/ John B. McCain
                                       ---------------------------------------
                                       Its Chief Financial Officer
                                          ------------------------------------



Signature page of the Guaranty from Merrill Corporation to the Minnesota Agricultural and Economic Development Board dated as of December 31, 1993


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